As filed with the Securities and Exchange Commission on October 9, 2009
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________________

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

REHABCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

51-0265872
(I.R.S. Employer
Identification No.)
7733 Forsyth Boulevard, 23rd Floor
St. Louis, Missouri 63105
Telephone: (800) 677-1238
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PATRICIA S. WILLIAMS, ESQ.
Senior Vice President, General Counsel and Corporate Secretary
RehabCare Group, Inc.
7733 Forsyth Boulevard, 23rd Floor
St. Louis, Missouri 63105
(314) 659-2123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:	SCOTT COHEN Weil, Gotshal & Manges LLP 200 Crescent Court, Ste 300 Dallas, TX 75201 Telephone: (214) 746-7700 Facsimile: (214) 746-7700	TODD R. CHANDLER, ESQ. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)
Common stock, par value $0.01 per share, with related preferred stock purchase rights	-	-	-
Preferred stock, par value $0.10 per share	-	-	-
Warrants	-	-	-
Debt Securities	-	-	-
Units	-	-	-
Total		$25,000,000	$1,395

(1) There are being registered under this registration statement such indeterminate principal amount or number of shares of common stock with related preferred stock purchase rights, preferred stock, warrants, debt securities and units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder also include such indeterminate number of shares of common stock with related preferred stock purchase rights or preferred stock, number of warrants and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock with related preferred stock purchase rights and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

___________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 9, 2009

PROSPECTUS

REHABCARE GROUP, INC.

$25,000,000

Common Stock Preferred Stock Warrants Debt Securities Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $25,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings to or through underwriters, dealers, and agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “RHB.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2009

Table of Contents

Page

About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information.

You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any document incorporated by reference or any related free writing prospectus that we may authorize to be provided to you is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may also add, update or change the information contained in this prospectus. Before buying any of the securities being offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find Additional Information.”

- i -

PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this prospectus and any prospectus supplement. As used in this prospectus, unless the context requires otherwise, the terms “RehabCare,” “Company,” “we,” “our” and “us” refer to RehabCare Group, Inc. and its consolidated subsidiaries.

Our Company

RehabCare Group, Inc., headquartered in St. Louis, Missouri, is a leading provider of rehabilitation program management services in more than 1,200 hospitals, skilled nursing facilities, outpatient facilities and other long-term care facilities located in 43 states. In partnership with healthcare providers, we provide post-acute program management, medical direction, physical therapy rehabilitation, quality assurance, compliance review, specialty programs and census development services. We also own and operate seven long-term acute care hospitals (“LTACHs”) and six rehabilitation hospitals, and we provide other healthcare services, including healthcare management consulting services and staffing services for therapists and nurses. Effective June 1, 2009, we sold our Phase 2 Consulting business, which provided healthcare management consulting services primarily to acute care hospitals and hospital systems.

Established in 1982, we have more than 25 years of experience helping healthcare providers grow and become more efficient while effectively and compassionately delivering rehabilitation services to patients. We believe our clients place a high value on our extensive experience in assisting them to implement clinical best practices, to address competition for patient services and to navigate the complexities inherent in managed care contracting and government reimbursement systems. Over the years, we have diversified our program management services to include management services for inpatient rehabilitation facilities within hospitals, skilled nursing units, outpatient rehabilitation programs, home health, and skilled nursing, long-term care and assisted living facilities. Within the long-term acute care and rehabilitation hospitals we operate, we provide total medical care to patients with medically complex diagnoses and to patients in need of rehabilitation.

For the year ended December 31, 2008, we had consolidated operating revenues of $735.4 million, operating earnings of $32.9 million, net earnings of $18.7 million and diluted earnings per share of $1.05.

Our Offices

We were incorporated in Delaware in 1982. Our principal executive office is located at 7733 Forsyth Boulevard, St. Louis, Missouri 63105. Our telephone number is (800) 677-1238. Our website is located at www.rehabcare.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is on file with the SEC and incorporated by reference in this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are made on the basis of our views and assumptions as of the time the statements are made and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements we make are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in our forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, some of the factors that could impact our business and cause actual results to differ materially from forward-looking statements are discussed under the caption, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include capital expenditures, acquisitions, investments and the repayment of indebtedness. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges for the periods indicated. We had no preferred stock outstanding and did not pay preferred stock dividends during these periods.

	Six months ended June 30,	Fiscal year ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	8.5	4.4	2.6	2.9	12.1	19.8

The ratio of earnings to fixed charges has been computed on a consolidated basis. “Earnings” consists of pretax income from continuing operations before adjustment for noncontrolling interests and equity in net income (loss) from affiliates plus fixed charges. Fixed charges consist of interest expense and a portion of rental expense estimated to represent interest.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, any one or more of the following:

•	common stock, including the associated preferred stock purchase rights (“common stock”);

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	units consisting of common stock, preferred stock, debt securities and/or warrants in any combination; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $25,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.10 per share, which may be issued in one or more series. As of September 30, 2009, there were 18,449,942 shares of our common stock outstanding, held of record by 544 holders, and 4,002,898 shares of our common stock were held in our treasury. As of such date, no shares of our preferred stock were outstanding.

The following summary describes certain of the material provisions of our common stock and our preferred stock, but does not purport to be complete and is subject to and qualified in its entirety by Delaware General Corporation Law and our Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor, and to share ratably in our assets legally available for distribution to our stockholders in the event of liquidation or dissolution. Our common stock has no preemptive rights, alienability restrictions, conversion terms or sinking fund provisions and no subscription or redemption privileges. Our common stock does not have cumulative voting rights, which means the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected. All of the outstanding shares of our common stock are fully paid and not liable for further call or assessment.

Preferred Stock Purchase Rights

We are party to a rights agreement that may have the effect of deterring, delaying or preventing a change in control of our Company that might otherwise be in the best interests of our stockholders. The rights agreement grants one preferred stock purchase right with each outstanding share of our common stock. Each right, when exercisable, entitles the holder to purchase from us one one-hundredth of a share of a series of voting preferred stock, designated as Series B Junior Participating Preferred Stock, $0.10 par value, at an exercise price of $150.00 per one one-hundredth of a share.

The rights will trade in tandem with the common stock until 10 days after a “distribution event” (i.e., the announcement of an intention to acquire or the actual acquisition of 20% or more of the outstanding shares of our common stock), at which time the rights would detach from the common stock and become exercisable. Upon exercise, the holders of the rights (other than the person who triggered the distribution event and that person’s associates) will be able to purchase at the exercise price shares of our common stock having the then market value of two times the aggregate exercise price of the rights. If another corporation acquires us after a person acquires 20% or more of our common stock, then each holder of a right will be entitled to receive the aggregate number of the acquiring corporation’s shares of common stock having a market value of two times the aggregate exercise price of the rights. The rights expire on October 1, 2012, unless redeemed, exchanged or otherwise terminated at an earlier date.

Preferred Stock

Our Board of Directors has the authority by resolution, without any action of our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series with such terms and designations as our Board of Directors may fix, including dividend rates, conversion rights, redemption rights and liquidation preferences.

The authority possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest, consent or otherwise by making such attempts more difficult to achieve or more costly. Our Board of Directors may issue preferred stock without stockholder approval and with voting and conversion rights that could adversely affect the voting power of holders of our common stock.

Delaware Law and Certain Charter and By-Law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a manner prescribed in the statute. An “interested stockholder” is a person who, together with affiliates and associates, owns (or owned within the prior three years) 15% or more of the corporation’s voting stock.

Our Restated Certificate of Incorporation, as amended, includes provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law. Both the Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “RHB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•
the designation, amount and terms of the common stock, preferred stock or debt securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrants or warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

The following description sets forth some general terms and provisions of the debt securities we may offer, but it is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indenture(s) will be qualified under the Trust Indenture Act of 1939. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and any subordinated indenture will be identical.

General

If applicable, each applicable prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

•	the maturity dates of the debt securities;

•
the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining the dates;

•	the places where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

•
the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option and other related terms and provisions;

•
the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

•	any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

•	the terms pursuant to which the debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other material terms of the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.

Under the indentures we will have the ability, without the consent of the holders, to issue debt securities with terms different from those of debt securities previously issued and to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, the indentures will provide that we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor entity, if any, is a corporation, limited liability company, partnership, trust or other entity existing under the laws of the United States, or any State or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately prior to and after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default Under the Indentures

Unless we provide otherwise in the applicable prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities issued:

•
failure to pay interest on the debt securities when due, which failure continues for a specified period set forth in the applicable prospectus supplement and the time for payment has not been deferred;

•	failure to pay the principal of or premium on the debt securities, if any, when due;

•	failure to deposit any sinking fund payment when due, which failure continues for 60 days;

•
failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, which failure continues for a specified period set forth in the applicable prospectus supplement after we receive notice from the debt trustee or holders of a specified percentage, set forth in the applicable prospectus supplement, of the aggregate principal amount of the outstanding debt securities of that series; or

•	particular events of our bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and, to the debt trustee, if notice is given by the holders), may declare the unpaid principal of or premium, if any, and accrued interest, if any, on the debt securities of that series due and payable immediately.

The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

•	payment of principal of or premium, if any, or interest on the debt securities; or

•	those covenants described under the subsection “- Modification of Indenture; Waiver” that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.

Any waiver shall cure the default or event of default.

Subject to the terms of the indentures (as supplemented), if an event of default under an indenture occurs and is continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the debt trustee may take any other action deemed proper by it that is not inconsistent with the direction;

•	subject to its duties set forth under the applicable indenture, the debt trustee need not take any action that might involve it in personal liability; and

•
in the case of the debt trustee under the senior indenture, subject to its duties set forth under such indenture, the debt trustee need not take any action that it determines, upon the advice of counsel, may not lawfully be taken or in good faith determines would be unduly prejudicial to the holders of the debt securities.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

•
the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of that series have made written request to the debt trustee, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

•
the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within a specified period set forth in the applicable prospectus supplement after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of or premium, if any, or interest on the debt securities.

We will periodically file statements with the debt trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to evidence and provide for successor trustees;

•	to add, change or eliminate any provision affecting only debt securities not yet issued;

•	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939; and

•	to conform the indenture to the provisions set forth in the description of the securities in the applicable prospectus supplement.

In addition, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	extend the fixed maturity of the series of debt securities;

•	change any obligation of ours to pay additional amounts with respect to the debt securities;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	impair the right to enforce any payment on, or with respect to, any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•
reduce the percentage of principal amount of outstanding debt securities of any series the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, unless the prospectus supplement provides otherwise.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part.

Information Concerning the Debt Trustee

The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically set forth in the indenture and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of, or any premium or interest on, any debt securities which remain unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue, nor will it limit us from issuing any other secured or unsecured debt. We have a $175 million credit facility of which we had approximately $129 million in available borrowing capacity at June 30, 2009 after consideration of the effects of covenants.

Book-Entry Debt Securities

We will make payments on each series of book-entry debt securities to The Depositary Trust Company (“DTC”) or its nominee as the sole registered owner and holder of the global security. Neither we nor the debt trustee nor any of our or its agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to the beneficial ownership interests or with respect to its performance of its obligations under the rules and regulations governing its operations.

We understand that when DTC receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of the participants.

A global security representing a series will be exchanged for certificated debt securities of that series if (a) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we do not appoint a successor within 90 days or (b) we decide that the global security shall be exchangeable. If that occurs, we will issue debt securities of that series in certificated form in exchange for the global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of the series equal in principal amount to that beneficial interest and to have those debt securities registered in its name. We would issue the certificates for the debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the offered securities in one or more of the following ways:

•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers, including affiliates of ours; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by us and sales of securities may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with the direct sales by us of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of RehabCare Group, Inc. and subsidiaries as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on October 9, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, on the consolidated financial statements appearing in our Current Report on Form 8-K filed on October 9, 2009 and the effectiveness of internal control over financial reporting appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.rehabcare.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with it. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference in this prospectus is accurate only as of the date of the information on the front cover of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of securities.

This prospectus incorporates by reference the documents listed below, which we have filed with the SEC:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed on March 10, 2009;

•	our Quarterly Reports on Form 10-Q for our fiscal quarter ended March 31, 2009, filed on May 7, 2009 and for our fiscal quarter ended June 30, 2009, filed on August 7, 2009;

•	our Current Reports on Form 8-K, filed on July 6, 2009, July 14, 2009 and October 9, 2009;

•
the description of our common stock, $0.01 par value per share, as contained in our Registration Statement on Form 8-A effective as of June 25, 1992, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A effective September 5, 2002 pursuant to Section 12 of the Exchange Act.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) between the date that we initially filed the registration statement to which this prospectus relates and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

PATRICIA S. WILLIAMS, ESQ.
Senior Vice President, General Counsel and Corporate Secretary
RehabCare Group, Inc.
7733 Forsyth Boulevard, 23rd Floor
St. Louis, Missouri 63105
(314) 659-2123

You may also access the documents incorporated by reference in this prospectus through our website at www.rehabcare.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$25,000,000

REHABCARE GROUP, INC.

Common Stock Preferred Stock Warrants Debt Securities Units

PROSPECTUS

, 2009

Part II
Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

SEC registration fee	$1,395
Financial Industry Regulatory Authority fee	*
New York Stock Exchange listing fee	*
Transfer agent and registrar fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

____________

* To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

Item 15.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to limit directors’ personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. Article Sixth of the Company’s Restated Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

Section 145 of the Delaware General Corporation Law permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another entity at the request of the corporation. Article Seventh of the Company’s Restated Certificate of Incorporation, as amended, and Article VII of the Company’s Amended and Restated By-Laws provide for full indemnification of its directors and officers to the extent permitted by Section 145.

The Company maintains a directors’ and officers’ liability insurance policy with total annual limits of $25,000,000. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Company’s directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Company solely in their capacity as directors and officers of the Company.

Item 16.  Exhibits.

The following exhibits are filed or incorporated by reference as part of this registration statement:

1.1	Form of Underwriting Agreement. (1)

4.1	Restated Certificate of Incorporation of the Company, (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, dated May 9, 1991).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q for the quarter ended May 31, 1995).

4.3	Amended and Restated By-Laws of the Company, dated October 30, 2007 (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K dated October 31, 2007).

4.4
Rights Agreement, dated as of August 28, 2002, by and between the Company and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed September 25, 2002).

4.5
Amended and Restated Credit Agreement, dated as of June 16, 2006, by and among the Company, as borrower, certain subsidiaries and affiliates of borrower, as guarantors, and Bank of America, N.A., U.S. Bank National Association, Harris Trust, N.A., National City Bank, Comerica Bank, SunTrust Bank and General Electric Capital Corporation as participating banks in the lending group (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K dated June 16, 2006).

4.6	Form of Senior Indenture, to be entered into between the Company and trustee designated therein. (1)

4.7	Form of Subordinated Indenture, to be entered into between the Company and trustee designated therein. (1)

4.8	Form of Note with respect to each particular series of Notes issued hereunder. (1)

4.9	Form of Warrant with respect to each warrant issued hereunder. (1)

4.10	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder. (1)

5.1	Opinion of Weil, Gotshal & Manges LLP, filed herewith.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as part of the signature page to the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture. (1)
________________
(1) If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)           The undersigned registrant hereby undertakes:

(1)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on the 9th day of October, 2009.

REHABCARE GROUP, INC. (Registrant)

By:	/s/ John H. Short
John H. Short President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of RehabCare Group, Inc. hereby severally constitutes and appoints each of John H. Short, Jay W. Shreiner and Patricia S. Williams as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the date indicated.

Signature	Title	Date
/s/ John H. Short	President, Chief Executive Officer and Director	October 9, 2009
John H. Short	(Principal Executive Officer)

/s/ Jay W. Shreiner	Executive Vice President and Chief Financial Officer	October 9, 2009
Jay W. Shreiner	(Principal Financial Officer)

/s/ Jeff A Zadoks	Vice President and Chief Accounting Officer	October 9, 2009
Jeff A. Zadoks	(Principal Accounting Officer)

/s/ Harry E. Rich	Chairman of the Board	October 9, 2009
Harry E. Rich

/s/ Colleen Conway-Welch	Director	October 9, 2009
Colleen Conway-Welch

/s/ Christopher T. Hjelm	Director	October 9, 2009
Christopher T. Hjelm

/s/ Anthony S. Piszel	Director	October 9, 2009
Anthony S. Piszel

/s/ Suzan L. Rayner	Director	October 9, 2009
Suzan L. Rayner

/s/ Larry Warren	Director	October 9, 2009
Larry Warren

/s/ Theodore M. Wight	Director	October 9, 2009
Theodore M. Wight

Exhibit Index
The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement. (1)

4.1	Restated Certificate of Incorporation of the Company, (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, dated May 9, 1991).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q for the quarter ended May 31, 1995).

4.3	Amended and Restated By-Laws of the Company, dated October 30, 2007 (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K dated October 31, 2007).

4.4
Rights Agreement, dated as of August 28, 2002, by and between the Company and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed September 25, 2002).

4.5
Amended and Restated Credit Agreement, dated as of June 16, 2006, by and among the Company, as borrower, certain subsidiaries and affiliates of borrower, as guarantors, and Bank of America, N.A., U.S. Bank National Association, Harris Trust, N.A., National City Bank, Comerica Bank, SunTrust Bank and General Electric Capital Corporation as participating banks in the lending group (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K dated June 16, 2006).

4.6	Form of Senior Indenture, to be entered into between the Company and trustee designated therein. (1)

4.7	Form of Subordinated Indenture, to be entered into between the Company and trustee designated therein. (1)

4.8	Form of Note with respect to each particular series of Notes issued hereunder. (1)

4.9	Form of Warrant with respect to each warrant issued hereunder. (1)

4.10	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder. (1)

5.1	Opinion of Weil, Gotshal & Manges LLP, filed herewith.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as part of the signature page to the Registration Statement).

25.1	Form T- 1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture. (1)
______________________
(1) If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.